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                                                                  EXHIBIT 99.2

                       [SUPPORT.COM, INC. LETTERHEAD]


CONFIDENTIAL
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Lenny Alugas
Excite@Home
450 Broadway Street

Redwood City, CA 94063


Dear Mr. Alugas:

     Support.com, Inc. (the "Company") is in the process of preparing a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission and would like to use customer case studies in such Registration Statement, including the case study of Excite@Home. The Company hereby requests Excite@Home's permission to use the following language in the Registration Statement:


          "Excite@Home is a global media company that provides high-speed Internet access to over 1,200,000 consumer and small business users. Excite@Home needed a solution to better manage calls related to connectivity difficulties, one of their most common support calls. They chose the Support.com Healing Agent, which is installed as a standard part of Excite@Home's service. The Healing Agent supports PC, network, and internet configurations, provides continuous support for network components and client software, and can automatically solve user's connection problems. The Support.com solution also delivers the information the support team needs to perform remote diagnosis. As a result, Excite@Home has seen a reduction in the number of connection related calls to the help desk, as well as a reduction in the time it takes to solve calls that do reach the help desk."
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     The undersigned, by execution hereof, hereby consents to the Company's use of the language set forth above.

                                        Very truly yours,

                                        /s/ Jim Laccabue

                                        Jim Laccabue
                                        Support.com, Inc.
                                        Sales Executive


Acknowledged and Agreed to:

EXCITE@HOME


By /s/ Lenny Alugas
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Title V.P. Customer Care Development
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Date 3-27-00
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